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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated April 25, 1996, except for the second paragraph of Note 1 as to which the date is July 24, 1998, with respect to the financial statements and schedule of Maxtor Corporation included in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Maxtor Corporation for the registration of shares its common stock.

                                          /s/      ERNST & YOUNG LLP

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San Jose, California
January 20, 1999